SECURITY AGREEMENT

SECURITY AGREEMENT, dated January ___, 2007 (this “Agreement”) is made by CHARYS HOLDING COMPANY, INC., a Delaware corporation (the “Company”) and the undersigned subsidiaries of the Company (each a “Grantor” and collectively and together with the Company the “Grantors”), in favor of TROY D. CROCHET (“Crochet”) as Secured Party.

WHEREAS, Grantor is indebted to Crochet as described in Section 3 below.

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Grantors agree with Crochet as follows:

SECTION 1.	Definitions.

Reference is hereby made to the Renewal Promissory Note of even date herewith (the “Note”) for a statement of certain of the terms hereof. All terms used in this Agreement and the recitals hereto which are defined in the Note or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of Texas on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Crochet may otherwise determine.

The following terms shall have the respective meanings provided for in the Code: “Accounts,” “Cash Proceeds,” “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Security,” “Record,” “Security Account,” “Software,” and “Supporting Obligations.”

As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Event of Default” shall have the meaning set forth in the Note.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Permitted Liens” means all liens and security interests held on or in any of the assets of the Grantors securing any debt owed in connection with (a) the New Stream Commercial Finance, LLC financing of accounts receivable of Crochet & Borel Services, Inc., as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2006, and the New Stream Commercial Finance, LLC financing of accounts receivable of Ayin Tower Management Services Inc., as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2006, (b) the Gottbetter Capital Finance, LLC financing as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 6, 2006, (c) the Cotton Sellers, and the other parties to the loan agreements identified in an 8-K filed by the Company with the Securities and Exchange Commission on December 14, 2006, or (d) any other Lien on any Collateral of any Grantor existing on the date hereof. All of the Permitted Liens are more fully described in Schedule 1 attached hereto.

SECTION 2.    Grant of Security Interest. As collateral security for all of the “Obligations” (as defined in Section 3 hereof), each Grantor, subject to the Permitted Liens, hereby pledges and assigns to Crochet and grants to Crochet a continuing security interest in, all personal property of each Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a)	All Accounts;

(b)	All Chattel Paper (whether tangible or electronic);

(c)    All Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of Crochet or any affiliate, representative, agent or correspondent of Crochet;

(d)	All Documents;

(e)	All Equipment;

(f)	All Fixtures;

(g)	All General Intangibles (including, without limitation, all Payment Intangibles);

(h)	All Goods;

(i)    All Instruments (including, without limitation, Promissory Notes and each certificated Security);

(j)	All Inventory;

(k)	All Investment Property;

(l)	All Supporting Obligations;

(m)   All other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, data in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(n)    All Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

SECTION 3.          Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”): that certain Renewal Promissory Note in the original principal amount of $77,932,514.15 dated November 30, 2006, executed by Charys Holding Company, Inc. as Maker and guaranteed by Grantors payable to Crochet as provided therein.

SECTION 4.          Representations and Warranties. With the exception of Crochet & Borel Services, Inc., each Grantor represents and warrants as of the date of this Agreement as follows:

(a)    There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any governmental authority or any arbitrator, or any order, judgment or award issued by any governmental authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Crochet of any of its rights or remedies hereunder.

(b)    The exercise by Crochet of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

SECTION 5.   Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless Crochet shall otherwise consent in writing, and subject to the Permitted Liens:

(a)    Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that Crochet may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable Crochet to exercise and enforce his rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and, at the request of Crochet, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to Crochet, indicating that such Chattel Paper or Collateral is subject to the security interest created hereby, (B)  delivering and pledging to Crochet pursuant to a Pledge each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Crochet, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that Crochet may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to Crochet from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as Crochet may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of Crochet’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of Crochet, which such written acknowledgement shall be in form and substance reasonably satisfactory to Crochet, and (F)  taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)    Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(c)	Insurance.

(i)     Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to Crochet. To the extent requested by Crochet at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of Crochet and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, Crochet. To the extent requested by Crochet at any time and from time to time, each such policy shall in addition (A) name Crochet as an additional insured party thereunder (without any representation or warranty by or obligation upon Crochet) as his interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to Crochet on his own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against Crochet for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to Crochet by the insurer. Any Grantor will, if so requested by Crochet, deliver to Crochet original or duplicate policies of such insurance and, as often as Crochet may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of Crochet, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)    Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(b) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by any Grantor pursuant to this Section 5(b) shall be paid to Crochet (except as to which paragraph (iii) of this Section 5(b) is not applicable), any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 5(b) shall be paid by Crochet to any Grantor as reimbursement for the costs of such repairs or replacements.

(iii)    All insurance payments in respect of such Equipment or Inventory shall be paid to Crochet and applied as specified in Section 7(b) hereof.

(d)	Provisions Concerning the Accounts.

(i)     Any Grantor will (A) give Crochet at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation, (C) immediately notify Crochet upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of Crochet during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii)   Each Grantor will, except as otherwise provided in this subsection (d), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at Crochet’s direction, will) take such action as any Grantor or Crochet may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that Crochet shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Crochet and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to Crochet or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from Crochet that Crochet has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of Crochet hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to Crochet in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, Crochet may (in his sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to Crochet by wire transfer (to such account as Crochet shall specify, or in such other manner as Crochet shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by Crochet shall be applied as specified in accordance with Section 7(b) hereof.

(e)	Transfers and Other Liens.

(i)     No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except such Grantor may (A) sell or dispose of Inventory (including, without limitation, As-extracted Collateral) in the ordinary course of business, and (B) sell or dispose of assets such Grantor has determined, in good faith, not to be useful in the conduct of its business, and (C) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(f)     Control. Each Grantor hereby agrees to take any or all action that may be necessary, desirable or that Crochet may reasonably request in order for Crochet to obtain control in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(g)    Inspection and Reporting. Each Grantor shall permit Crochet, or any agent or representatives thereof or such professionals or other Persons as Crochet may designate, during normal business hours, after reasonable notice in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit Crochet, or any agent or representatives thereof or such professionals or other Persons as Crochet may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(h)    Fixture Filings. Within 10 Business Days after the date hereof, Grantors shall cause financing statements to be filed in the appropriate county clerk’s offices in order to perfect the security interest of Crochet in and to all Fixtures and As-extracted Collateral constituting Collateral on the date hereof or within two Business Days after the date hereof.

SECTION 6.	Additional Provisions Concerning the Collateral.

(a)    Each Grantor hereby (i) authorizes Crochet to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that Crochet has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)    If any Grantor fails to perform any agreement or obligation contained herein, Crochet may himself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or Crochet, and the expenses of Crochet incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(c)    The powers conferred on Crochet hereunder are solely to protect his interest in the Collateral and shall not impose any duty upon him to exercise any such powers. Except for the safe custody of any Collateral in his possession and the accounting for moneys actually received by him hereunder, Crochet shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7.    Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing, subject to the Permitted Liens:

(a)    Crochet may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to him, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into Crochet’s name or into the name of his nominee or nominees (to the extent Crochet has not theretofore done so) and thereafter receive, for the benefit of Crochet, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though he were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Crochet forthwith, assemble all or part of its respective Collateral as directed by Crochet and make it available to Crochet at a place or places to be designated by Crochet that is reasonably convenient to both parties, and Crochet may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Crochet’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Crochet’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Crochet may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as Crochet may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. Crochet shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. Crochet may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Crochet arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Crochet accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by Crochet shall be made without warranty, (ii) Crochet may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b)    Any cash held by Crochet as Collateral and all Cash Proceeds received by Crochet in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to Crochet pursuant to Section 8 hereof) by Crochet against, all or any part of the Obligations in such order as Crochet shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by Crochet and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)    In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Crochet is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Crochet to collect such deficiency.

(d)    Each Grantor hereby acknowledges that if Crochet complies with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)    Crochet shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Crochet’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may agree, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Crochet’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.	Indemnity and Expenses.

(a)    Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold Crochet harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)    Each Grantor agrees, jointly and severally, to pay to Crochet upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for Crochet and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of Crochet), which Crochet may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Crochet hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9.   Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor at its address specified below and if to Crochet to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.

SECTION 10.	Miscellaneous.

(a)    No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and Crochet, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and Crochet, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    No failure on the part of Crochet to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Crochet provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Crochet under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    This Agreement, subject to the Permitted Liens, shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of Crochet hereunder, to the benefit of Crochet and his permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, Crochet may assign or otherwise transfer his rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Crochet or otherwise. Upon any such assignment or transfer, all references in this Agreement to Crochet shall mean the assignee of Crochet. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Crochet, and any such assignment or transfer without the consent of Crochet shall be null and void.

(e)    Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) Crochet will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(g)    ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS IN JEFFERSON COUNTY, TEXAS OR THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF TEXAS, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h)    EACH GRANTOR AND CROCHET WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i)     Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(j)     Nothing contained herein shall affect the right of Crochet to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(k)   Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)     Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m)   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(n)    Notwithstanding anything herein contained to the contrary, as a condition precedent to any obligation of a Grantor hereunder, the Grantor must first receive the consent of certain investors in the Grantor described in Schedule 2 hereto.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

CHARYS HOLDING COMPANY, INC.

By
Billy V. Ray, Jr., Chief Executive Officer
1117 Perimeter Center West, Suite N415
Atlanta, Georgia 30338
Telephone: 678-443-2300
Facsimile: 678-443-2320
Email: bray@charys.com

C & B HOLDINGS, INC.

By
Billy V. Ray, Jr., President
Billy V. Ray, Jr., Chief Executive Officer
1117 Perimeter Center West, Suite N415
Atlanta, Georgia 30338
Telephone: 678-443-2300
Facsimile: 678-443-2320
Email: bray@charys.com

CROCHET AND BOREL SERVICES. INC.

By
Troy Crochet, Chief Executive Officer
346 Twin City Highway,
Port Neches, Texas 77651
Telephone: 409-722-9697
Facsimile: 409-722-7273

AYIN HOLDING COMPANY, INC.

By
Jimmy Taylor, President

ACCEPTED BY:

Troy D. Crochet
Address: 202 Castle Circle
Port Neches, Texas 77651

Attachments:
Schedule 1 - Permitted Liens
Schedule 2 - Consent of Lien Holders

Schedule 1
Permitted Liens

Permitted Liens include all liens and security interests (a) disclosed in all filings by the Company with the United States Securities Exchange Commission; (b) disclosed in the attachment to this Schedule 1; (c) all liens and security interests held on or in any of the assets of the Grantors securing any debt owed in connection with (i) the New Stream Commercial Finance, LLC financing of accounts receivable of Crochet & Borel Services, Inc., as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2006, and the New Stream Commercial Finance, LLC financing of accounts receivable of Ayin Tower Management Services Inc., as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2006, (ii) the Gottbetter Capital Finance, LLC financing as described in an 8-K filed by the Company with the Securities and Exchange Commission on September 6, 2006, (iii) the Cotton Sellers, and the other parties to the loan agreements identified in an 8-K filed by the Company with the Securities and Exchange Commission on December 14, 2006, which include Cotton Holdings I, Inc., Cotton Commercial USA, LP, Cotton Restoration, LP, Chad Weigman, Blake Stansell, Bryan Michalsky, James Scaife, Randall Thompson, Pete Bell, Daryn Ebrecht, Russell White and Johnny Slaughter.

Schedule 2
Consent of Lien Holders

Consents must be obtained from the following:

Cotton Holdings I, Inc.

Cotton Commercial USA, LP

Cotton Restoration, LP

Chad Weigman

Blake Stansell

Bryan Michalsky

James Scaife

Randall Thompson

Pete Bell

Daryn Ebrecht

Russell White

Johnny Slaughter

Imperium Master Fund, Ltd.

New Stream Commercial Finance, LLC

Gottbetter Capital Finance, LLC

Fort Mason Master, LP

UBS Alternative & Quantitative Investments, LLC

Fort Mason Partners, LP

GCA Strategic Investment Fund Limited

PCM II, LLC